EXHIBIT 3.1

AMENDED AND

RESTATED BYLAWS

OF

THERMADYNE HOLDINGS CORPORATION

A Delaware Corporation

Effective as of November 15, 2006

3.13	Presumption of Assent	9
3.14	Compensation	9

ARTICLE IV: COMMITTEES		9
4.1	Designation	9
4.2	Number; Qualification; Term	10
4.3	Authority	10
4.4	Committee Changes	10
4.5	Alternate Members of Committees	10
4.6	Regular Meetings	10
4.7	Special Meetings	10
4.8	Quorum; Majority Vote	10
4.9	Minutes	10
4.10	Compensation	11
4.11	Responsibility	11

ARTICLE V: NOTICE		11
5.1	Method	11
5.2	Waiver	11

ARTICLE VI: OFFICERS		11
6.1	Number; Titles; Term of Office	11
6.2	Removal	12
6.3	Vacancies	12
6.4	Authority	12
6.5	Compensation	12
6.6	Chairman of the Board	12
6.7	Chief Executive Officer	12
6.8	Vice Presidents	12
6.9	Treasurer	13
6.10	Assistant Treasurers	13
6.11	Secretary	13
6.12	Assistant Secretaries	13

ARTICLE VII: CERTIFICATES AND STOCKHOLDERS		13
7.1	Certificates for Shares	13

ii

7.2	Replacement of Lost or Destroyed Certificates	14
7.3	Transfer of Shares	14
7.4	Registered Stockholders	14
7.5	Regulations	14
7.6	Legends	14

ARTICLE VIII: MISCELLANEOUS PROVISIONS		14
8.1	Dividends	14
8.2	Reserves	15
8.3	Books and Records	15
8.4	Fiscal Year	15
8.5	Seal	15
8.6	Resignations	15
8.7	Securities of Other Corporations	15
8.8	Telephone Meetings	15
8.9	Action Without a Meeting	15
8.10	Invalid Provisions	16
8.11	Mortgages, etc	16
8.12	Headings	16
8.13	References	17
8.14	Amendments	17

iii

AMENDED AND RESTATED

BYLAWS

OF

THERMADYNE HOLDINGS CORPORATION

A DELAWARE CORPORATION

PREAMBLE

These Amended and Restated Bylaws (the “Bylaws”) are subject to, and governed by, the General Corporation Law of the State of Delaware (“DGCL”) and the Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) of Thermadyne Holdings Corporation, a Delaware corporation (the “Corporation”).  In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL or the provisions of the Certificate of Incorporation of the Corporation, such provisions of the DGCL or the Certificate of Incorporation of the Corporation, as the case may be, will be controlling.

ARTICLE I: OFFICES

1.1                                 Registered Office and Agent.  The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

1.2                                 Other Offices.  The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II:  MEETINGS OF STOCKHOLDERS

2.1                                 Annual Meeting.  An annual meeting of stockholders shall be held on such day and at such time as may be designated by the Board of Directors for the purpose of electing Directors and for the transaction of such other business as properly may come before such meeting. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given on or prior to the date previously scheduled for such annual meeting of stockholders.

2.2                                 Business to be Conducted at Annual Meeting.

(a)                                  At an annual meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who shall have complied with the notice procedures set forth in this Bylaw.

(b)                                 For business to be properly brought before an annual meeting by a stockholder pursuant to Section (a) (iii) of this Bylaw, notice in writing must be delivered or mailed to the Secretary and received at the General Offices of the Corporation, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made. Such stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business to be brought before the annual meeting and the reasons for conducting such business at such meeting; (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and number of shares of the Corporation’s stock which are beneficially owned by the stockholder, and by the beneficial owner, if any, on whose behalf the proposal is made; and (iv) any material interest of the stockholder, and of the beneficial owner, if any, on whose behalf the proposal is made, in such business. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c)                                  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting may, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this Bylaw; and if the Chairman should so determine, the Chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. The provisions of this Section 2.2 shall also govern what constitutes timely notice for purposes of Rule l4a-4(c) of the Exchange Act.

2.3                                 Special Meetings.  Special meetings of stockholders, unless otherwise provided by the law of Delaware, may be called pursuant to resolution of the Board of Directors. The Board of Directors shall have the sole right to determine the proper purpose or purposes of such meeting. Business transacted at a special meeting of stockholders shall be confined to the purpose or purposes of the meeting as stated in the notice of such meeting. Any previously scheduled special meeting of the stockholders may be postponed by resolution of the Board of Directors upon notice by public announcement given on or prior to the date previously scheduled for such special meeting of stockholders.

2.4                                 Place of Meetings.  All meetings of stockholders shall be held at the General Offices of the Corporation in the County of St. Louis, State of Missouri, unless otherwise determined by resolution of the Board of Directors; provided that the Board may, in its sole discretion, determine that the meeting shall not be held a place, but may instead be held solely by means of remote communication as authorized by Section 211(a) (2) of the DGCL.

2.5                                 Notice of Meetings.

(a)                                  Except as otherwise required by the law of Delaware notice of each meeting of the stockholders, whether annual or special, shall be given, by or at the direction of the Secretary or Chief Executive Officer, except that (i) it shall not be necessary to give notice to any stockholder who properly waives notice before or after the meeting, whether in writing or by electronic transmission or otherwise, and (ii) no notice of an adjourned meeting need be given except when required under these Bylaws or by law.  Such notice shall state the place, date and hour of the meeting, and in the case of a special meeting, shall also state the purpose or purposes thereof.  Each notice of a meeting shall be given, personally or by mail or, as provided by means of electronic transmission, not less than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, or if held by remote communications, the means of remote communications by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him or her. Any previously scheduled meeting of stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of stockholders may be canceled, by resolution of the Board upon public announcement (as defined in Section 2.2 of these Bylaws) given on or prior to the date previously scheduled for such meeting of stockholders.

(b)                                 Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to a stockholder given by the Corporation may be given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked (i) if the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(c)                                  An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given, whether by a form of electronic transmission or otherwise, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6                                 Nomination of Directors.

(a)                                  Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this Bylaw.

(b)                                 Nominations by stockholders shall be made pursuant to notice in writing, delivered or mailed to the Secretary and received at the General Offices of the Corporation (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made; or (ii) in the case of a special meeting at which Directors are to be elected, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made. In the case of a special meeting of stockholders at which Directors are to be elected, stockholders may nominate a person or persons (as the case may be) for election only to such position(s) as are specified in the Corporation’s notice of meeting as being up for election at such meeting. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation l4A under the Exchange Act (including such person’s written consent to being named as a nominee and to serving as a Director if elected); (ii) as to the stockholder giving the notice, the name and address, as they appear on the Corporation’s books, of such stockholder and the class and number of shares of the Corporation’s stock which are beneficially owned by such stockholder; and (iii) as to any beneficial owner on whose behalf the nomination is made, the name and address of such person and the class and number of shares of the Corporation’s stock which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. Notwithstanding anything in this Bylaw to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public statement naming all the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(c)                                  No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in these Bylaws. The Chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in this Bylaw; and if the Chairman should so determine, the Chairman shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

2.7                                 Voting List.  At least ten days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation’s stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the Board of Directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder.  For a period of ten days prior to such meeting, such list shall be (i) made available on a reasonably accessible electronic network, access to which shall be specified in the notice of meeting or a duly executed waiver of notice of such meeting or (ii) kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or a duly executed waiver of notice of such meeting or, if not so specified, at the principal place of business of the Corporation and shall be open to examination by any stockholder during ordinary business hours.  Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any stockholder who is present.

2.8                                 Quorum.  The holders of a majority of the outstanding shares of capital stock entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the Certificate of Incorporation of the Corporation, or these Bylaws.  If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy (or, if no stockholder entitled to vote is present, any officer of the Corporation), may adjourn the meeting from time to time without notice other than announcement at the meeting (unless the Board of Directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy.  At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

2.9                                 Required Vote: Withdrawal of Quorum.  When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares of capital stock entitled to vote thereat who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of law, the Certificate of Incorporation of the Corporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.  The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.10                           Method of Voting: Proxies.  Except as otherwise provided in the Certificate of Incorporation of the Corporation or by law, each outstanding share of capital stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.  Elections of directors need not be by written ballot.  At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.  Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.  If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted.  Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

2.11                           Record Date.  For the purpose of determining stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, or (iii) to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, for any such determination of stockholders, such date in any case to be not more than 60 days and not less than ten days prior to such meeting nor more than 60 days prior to any other action.  If no record date is fixed:

(a)                                  The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)                                 The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)                                  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.12                           Conduct of Meeting.  The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer shall preside at all meetings of stockholders.  The Secretary shall keep the records of each meeting of stockholders.  In the absence or inability to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these Bylaws or by some person appointed by the meeting.

2.13                           Inspectors.  The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof.  If any of the inspectors so appointed shall fail to appear or act, the Chairman of the meeting shall, or if inspectors shall not have been appointed, the Chairman of the meeting may, appoint one or more inspectors.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the Chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them.  No director or candidate for the office of director shall act as an inspector of an election of directors.  Inspectors need not be stockholders.

ARTICLE III:  DIRECTORS

3.1                                 Management.  The business and property of the Corporation shall be managed by the Board of Directors.  Subject to the restrictions imposed by law, the Certificate of Incorporation of the Corporation, or these Bylaws, the Board of Directors may exercise all the powers of the Corporation.

3.2                                 Number; Qualification; Election; Term.  The number of directors which shall constitute the entire Board of Directors shall be not less than one.  The directors of the Corporation shall be referred to herein as “Directors.” The term of office of the initial Directors shall expire at the 2004 annual meeting of stockholders which shall be held 12 months after the date hereof with each director to hold office until his successor shall have been duly elected and qualified.  At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the succeeding annual meeting of stockholders after their election, with each Director to hold office until his successor shall have been duly elected and qualified.

3.3                                 Change in Number.  No decrease in the number of Directors constituting the entire Board of Directors shall have the effect of shortening the term of any incumbent Director.

3.4                                 Removal; Vacancies.  Any or all Directors may be removed, but only for cause, at any annual or special meeting of stockholders, upon the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock then entitled to vote in person or by proxy at an election of such Directors, provided that notice of the intention to act upon such matter shall have been given in the notice calling such meeting.  Newly created directorships resulting from any increase in the authorized number of Directors and any vacancies occurring in the Board of Directors caused by death, resignation, retirement, disqualification, removal or other termination from office of any Directors may be filled by the vote of a majority of the Directors then in office, though less than a quorum, or by the affirmative vote, at any annual meeting or any special meeting of the stockholders called for the purpose of filling such directorship, of the holders of a majority of the outstanding shares of each class of capital stock then entitled to vote in person or by proxy at an election of such Directors.  Each successor Director so chosen shall hold office until his respective successor shall have been duly elected and qualified.

3.5                                 Meetings of Directors.  The Directors may hold their meetings and may have an office and keep the records of the Corporation, except as otherwise provided by law, in such place or places as the Board of Directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

3.6                                 First Meeting.  Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.

3.7                                 Election of Officers.  At the first meeting of the Board of Directors after each annual meeting of stockholders at which a quorum shall be present, the Board of Directors shall elect the officers of the Corporation.

3.8                                 Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors.  Notice of such regular meetings shall not be required.

3.9                                 Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, or any Director.

3.10                           Notice.  The Secretary shall give notice of each special meeting to each Director at least 24 hours before the meeting.  Notice of any such meeting need not be given to any

Director who, either before or after the meeting, submits a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him.  The purpose of any special meeting shall be specified in the notice or waiver of notice of such meeting.

3.11                           Quorum; Majority Vote.  At all meetings of the Board of Directors, a majority of the Directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business.  If at any meeting of the Board of Directors there is less than a quorum present, a majority of those present or any Director solely present may adjourn the meeting from time to time without further notice.  Unless the act of a greater number is required by law, the Certificate of Incorporation of the Corporation, or these Bylaws, the act of a majority of the Directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors.  At any time that the Certificate of Incorporation of the Corporation provides that Directors elected by the holders of a class or series of stock shall have more or less than one vote per Director on any matter, every reference in these Bylaws to a majority or other proportion of Directors shall refer to a majority or other proportion of the votes of such Directors.

3.12                           Procedure.  At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine.  The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer shall preside at all meetings of the Board of Directors.  In the absence or inability to act of either such officer, a Chairman shall be chosen by the Board of Directors from among the Directors present.  The Secretary of the Corporation shall act as the secretary of each meeting of the Board of Directors unless the Board of Directors appoints another person to act as secretary of the meeting.  The Board of Directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

3.13                           Presumption of Assent.  A Director of the Corporation who is present at the meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.

3.14                           Compensation.  The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to Directors for service as Directors, service as members of committees of the Board of Directors and for attendance at regular or special meetings of the Board of Directors or any committee thereof; provided, that nothing contained herein shall be construed to preclude any Director from serving the Corporation in any other capacity or receiving compensation therefor.

ARTICLE IV:  COMMITTEES

4.1                                 Designation.  The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate one or more committees.

4.2                                 Number; Qualification; Term.  Each committee shall consist of one or more Directors appointed by resolution adopted by a majority of the entire Board of Directors.  The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors.  Each committee member shall serve as such until the earliest of (i) the expiration of his term as Director, (ii) his resignation as a committee member or as a Director, or (iii) his removal as a committee member or as a Director.

4.3                                 Authority.  Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the Board of Directors in the management of the business and property of the Corporation except to the extent expressly restricted by such resolution or by law, the Certificate of Incorporation of the Corporation, or these Bylaws.

4.4                                 Committee Changes.  The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

4.5                                 Alternate Members of Committees.  The Board of Directors may designate one or more Directors as alternate members of any committee.  Any such alternate member may replace any absent or disqualified member at any meeting of the committee.  If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

4.6                                 Regular Meetings.  Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

4.7                                 Special Meetings.  Special meetings of any committee may be held whenever called by any committee member.  The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least 24 hours before such special meeting.  Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

4.8                                 Quorum; Majority Vote.  At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business.  If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.  The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation of the Corporation, or these Bylaws.

4.9                                 Minutes.  Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors.

The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

4.10                           Compensation.  Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

4.11                           Responsibility.  The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any Director of any responsibility imposed upon it or such Director by law.

ARTICLE V:  NOTICE

5.1                                 Method.  Whenever by statute, the Certificate of Incorporation of the Corporation, or these Bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (b) by any other method permitted by law (including but not limited to overnight courier service, telegram, or facsimile or other form of electronic transmission, provided such other form of electronic transmission creates a record that may be retained, retrieved, and reviewed by the recipient thereof, may be directly reproduced in paper form by such recipient, and such recipient has consented to the delivery of notice by such method).  Notice shall be deemed given, if mailed, when deposited in the United States Mail with postage prepaid, delivered to the overnight courier service or telegram service, or transmitted by facsimile or other form of electronic transmission, as applicable, and in each case with any and all charges prepaid and addressed as aforesaid.  If to a stockholder electronically, notice shall be deemed given (i) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) by any other form of electronic transmission, when directed to the stockholder.

5.2                                 Waiver.  Whenever any notice is required to be given to any stockholder, Director, or committee member of the Corporation by statute, the Certificate of Incorporation of the Corporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.  Attendance of a stockholder, Director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICL VI:  OFFICERS

6.1                                 Number; Titles; Term of Office.  The officers of the Corporation may be a Chairman of the Board, a Chief Executive Officer, a Secretary, and such other officers as the

Board of Directors may from time to time elect or appoint, including one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the Board of Directors shall determine) and a Treasurer.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.  Any two or more offices may be held by the same person.  None of the officers need be a stockholder or a Director of the Corporation or a resident of the State of Delaware.

6.2                                 Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

6.3                                 Vacancies.  Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the Board of Directors.

6.4                                 Authority.  Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

6.5                                 Compensation.  The compensation, if any, of officers and agents shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman of the Board or the Chief Executive Officer.

6.6                                 Chairman of the Board.  The Chairman of the Board shall, subject to the supervision of the Board of Directors of the Corporation, have the general management and control of the Corporation.  Such officer shall preside at all meetings of the stockholders and of the Board of Directors and shall have such duties as may from time to time be assigned by the Board of Directors.  Such officer may sign all certificates for shares of stock of the Corporation.

6.7                                 Chief Executive Officer.  Unless such powers and duties are granted to the Chairman of the Board, the Chief Executive Officer shall, subject to the supervision of the Board of Directors of the Corporation, have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities.  In the absence or inability to act of the Chairman of the Board, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chairman of the Board.  As between the Corporation and third parties, any action taken by the Chief Executive Officer in the performance of the duties of the Chairman of the Board shall be conclusive evidence that the Chairman of the Board is absent or unable to act.

6.8                                 Vice Presidents.  Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer, and (in order of their seniority as determined by the Board of Directors or, in the absence of such determination, as determined by the length of time they have held the office of

Vice President) shall exercise the powers of the Chief Executive Officer during that officer’s absence or inability to act.  As between the Corporation and third parties, any action taken by a Vice President in the performance of the duties of the Chief Executive Officer shall be conclusive evidence of the absence or inability to act of the Chief Executive Officer at the time such action was taken.

6.9                                 Treasurer.  The Treasurer shall have custody of the Corporation’s funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

6.10                           Assistant Treasurers.  Each Assistant Treasurer shall have such powers and duties as maybe assigned to him by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.  The Assistant Treasurers (in the order of their seniority as determined by the Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer’s absence or inability to act.

6.11                           Secretary.  Except as otherwise provided in these Bylaws, the Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders in books provided for that purpose, and he shall attend to the giving and service of all notices.  He may sign with the Chairman of the Board or the Chief Executive Officer or any other authorized officer of the Corporation, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto.  He may sign with the Chairman of the Board or the Chief Executive Officer or any Vice President all certificates for shares of stock of the Corporation, and he shall have charge of the certificate books, transfer books, and stock papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection by any Director upon application at the office of the Corporation during business hours.  He shall in general perform all duties incident to the office of the Secretary, subject to the control of the Board of Directors, the Chairman of the Board, and the Chief Executive Officer.

6.12                           Assistant Secretaries.  Each Assistant Secretary shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.  The Assistant Secretaries (in the order of their seniority as determined by the Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer’s absence or inability to act.

ARTICLES VII:  CERTIFICATES AND STOCKHOLDERS

7.1                                 Certificates for Shares.  Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors.  The certificates shall be signed by the Chairman of the Board or the Chief Executive Officer or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer.  Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the

Corporation or a facsimile thereof.  If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.  The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and the number of shares.

7.2                                 Replacement of Lost or Destroyed Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed.  When authorizing such issue of a new certificate or certificates the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

7.3                                 Transfer of Shares.  Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

7.4                                 Registered Stockholders.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

7.5                                 Regulations.  The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.

7.6                                 Legends.  The Board of Directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

ARTICLE VIII:  MISCELLANEOUS PROVISIONS

8.1                                 Dividends.  Subject to provisions of law and the Certificate of Incorporation of the Corporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation.  Such declaration and payment shall be at the discretion of the Board of Directors.

8.2                                 Reserves.  There may be created by the Board of Directors out of funds of the Corporation legally available therefor such reserve or reserves as the Directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall consider beneficial to the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

8.3                                 Books and Records.  The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

8.4                                 Fiscal Year.  The fiscal year of the Corporation shall be fixed by the Board of Directors.

8.5                                 Seal.  The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.

8.6                                 Resignations.  Any Director, committee member, or officer may resign by so stating at any meeting of the Board of Directors or by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the Secretary.  Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

8.7                                 Securities of Other Corporations.  The Chairman of the Board, the Chief Executive Officer, or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

8.8                                 Telephone Meetings.  Stockholders (acting for themselves or through a proxy), members of the Board of Directors, and members of a committee of the Board of Directors may participate in and hold a meeting of such stockholders, Board of Directors, or committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

8.9                                 Action Without a Meeting.

(a)                                  Except as otherwise provided in the Certificate of Incorporation of the Corporation, any action required by the DGCL to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders (acting for themselves or through a proxy) of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Every written consent of stockholders shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 00 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office, principal place of business, or such officer or agent shall be by hand or by certified or registered mail, return receipt requested.

(b)                                 Except as otherwise provided in the Certificate of Incorporation of the Corporation or in these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors, or of any committee of the Board of Directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the Directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such Directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person.  Such consent or consents shall be filed with the minutes of proceedings of the board or committee, as the case maybe.

8.10                           Invalid Provisions.  If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

8.11                           Mortgages, etc.  With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

8.12                           Headings.  The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

8.13                           References.  Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.

8.14                           Amendments.  The Board of Directors may, upon the affirmative vote of a majority of the Directors in accordance with Section 0 hereof, make, adopt alter, amend, and repeal from time to time these Bylaws and make from time to time new Bylaws of the Corporation (subject to the right of the stockholders entitled to vote thereon to adopt, alter, amend, and repeal Bylaws made by the Board of Directors or to make new Bylaws); provided, however, that the stockholders of the Corporation may adopt, alter, amend, or repeal Bylaws made by the Board of Directors or make new Bylaws solely upon the affirmative vote of the holders of at least a majority of the outstanding shares of each class of capital stock then entitled to vote thereon.

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The undersigned Secretary of the Corporation hereby certifies that the foregoing Amended and Restated Bylaws were adopted pursuant to the Order as of May 23, 2003.

/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, General Counsel and Secretary